 Exhibit 10.3

ETHENA OPCO LTD

(Seller)

and

stablecoinx assets Inc.

(Purchaser)

TOKEN PURCHASE AGREEMENT

in relation to

ENA token

Content

1	Definitions and Interpretation	1

2	Sale and Purchase	4

3	Consideration	4

4	Completion	4

5	Representations and Warranties	4

6	Purchaser Covenants	5

7	Rights as the Owner of Tokens	8

8	Disclaimer	9

9	Compliance with Laws and Regulations	9

10	Limitation of Liability & Release	10

11	Miscellaneous	11

12	Assignability	12

13	Notices	12

14	Confidentiality	13

15	Costs and Expenses	13

16	Dispute Resolution	13

17	Governing Law	13

Schedule 1		14

i

THIS AGREEMENT is dated July 21, 2025,

BETWEEN

1	Ethena OPCO LTD, a company registered in the British Virgin Islands with registration number 2138855, of Craigmuir Chambers, Road Town, Tortola, VG1110, British Virgin Islands (the Seller); and

2	STABLECOINX ASSETS INC., a Delaware corporation (the Purchaser), acting as administrative agent on behalf of the PIPE Subscribers.

recitals

A	The Seller is engaged in the business of minting and issuing the “ENA” digital asset token (the Tokens).

B	The Purchaser and PIPE Subscribers have entered into the PIPE Subscription Agreements, pursuant to which, among other things, the Purchaser has agreed to purchase the Sale Tokens on behalf of the PIPE Subscribers and to cause such Sale Tokens to be deposited into a custodial account established for the benefit of such PIPE Subscribers (the “Custodial Account”) at Anchorage Digital Bank N.A. to be held for the benefit of the PIPE Subscribers.

C	The Seller has agreed to sell and the Purchaser, acting as administrative agent on behalf of the PIPE Subscribers, has agreed to purchase, the Sale Tokens on the terms and subject to the conditions of this Agreement. Upon Completion, Seller shall deposit the Sale Tokens into the Custodial Account.

IT IS AGREED as follows:

1	Definitions and Interpretation

1.1	In this Agreement, the following words and expressions shall have the following meanings:

Affiliate means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, founder, director or trustee of such Person, or any venture capital or similar investment fund or registered investment company now or hereafter existing that is controlled by one (1) or more general partners, managing members, investment managers, or investment advisers of, or shares the same management company, investment manager, or investment adviser with, such Person. The word “control” (including its correlative meanings, “controlled by”, “controls” and “under common control with”) shall mean directly or indirectly possessing the power to direct or cause the direction of the management and policies of the Affiliate, whether through ownership of voting securities, by contract or otherwise.

Agreement means this token purchase agreement.

BCA means the Business Combination Agreement, dated July 21, 2025, by and among (a) TLGY Acquisition Corp., a Cayman Islands exempted company, (b) StableCoinX Inc., a Delaware corporation (“Pubco”), (c) StableCoinX SPAC Merger Sub LLC, a Delaware limited liability company, and a wholly-owned subsidiary of Pubco, (d) StableCoinX Company Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco, and (e) Purchaser.

Completion means completion of the sale and purchase of the Sale Tokens under this Agreement.

Consideration means the consideration as detailed in column 4 of Schedule 1.

Custodial Account Wallet Address means the wallet address as set out in column 2 of Schedule 1, established for the benefit of the PIPE Subscribers.

First Unlock Date has the meaning given to it in Clause 7.3.

Governmental Authority means any nation or government, any state or other political subdivision thereof, any entity exercising legislative, executive, judicial or administrative functions of or pertaining to government, including without limitation any government authority, agency, department, board, commission or instrumentality and any court, tribunal or arbitrator(s) of competent jurisdiction and any self-regulatory organization. For the avoidance of doubt, Governmental Authority may include private bodies exercising quasi-governmental, regulatory or judicial-like functions to the extent they relate to either Parties or the Tokens.

Parties means the Purchaser and the Seller, and Party shall mean any one of them.

Person means any individual, corporation, partnership, trust, limited liability company, association or other entity, including any foundation, decentralized autonomous organization or other similar decentralized or distributed entity.

PIPE Subscribers means the Subscribers who make the Cash PIPE Deposit (as such terms are defined in the PIPE Subscription Agreements).

PIPE Subscription Agreements means the subscription agreements, dated July 21, 2025, by and among TLGY Acquisition Corp, StablecoinX Inc., a Delaware corporation, the Purchaser and the parties signatory thereto.

Protocol means any blockchain-based network protocol, platform or application (including any blockchain-based network of nodes running a common smart contract or suite of related smart contracts) created, developed, operated or managed by, or based upon, or incorporating material portions of any intellectual property developed, owned, or licensed by the Seller, including the blockchain-based network protocol currently known as Ethena (website: https://www.ethena.fi/).

Regulation S means Regulation S and the related rules promulgated by the SEC under the Securities Act (as defined herein) as an exemption from registration.

Restricted Period has the meaning given to it in Clause 7.2(c).

Sale Tokens means those Tokens as set out in column 3 of Schedule 1.

SEC means the United States Securities and Exchange Commission.

Securities Act means the United States Securities Act of 1933, as amended.

Seller Bank Account means the bank account of the Seller designated at the time of Completion.

Seller Wallet Addresses means the third-party market maker addresses designated by the Seller in writing prior to the Completion.

Transactions means the transactions contemplated by the BCA.

Transfer has the meaning given to it in Clause 7.2(c).

Unlock Schedule has the meaning given to it in Clause 7.3.

U.S. Person means a Person that is a “U.S. Person” as defined in Rule 902(k) of Regulation S.

US$ means the lawful currency of the United States of America.

USDC or USDT means the digital stablecoin that is pegged to US$.

1.2	In this Agreement:

(a)	unless the contrary intention appears, a reference to:

(i)	this Agreement includes the Schedules to this Agreement;

(ii)	an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, or notarisation;

(iii)	a person includes any individual, company, unincorporated association, or body of persons (including a partnership, joint venture, or consortium), government, state, agency, international organisation, or other entity;

(iv)	a regulation includes any regulation, rule, official directive, or guideline (whether or not having the force of law, but if not having the force of law, if compliance is customary) of any governmental, inter-governmental, or supranational body, agency, department, or regulatory or self-regulatory authority or organisation;

(v)	a relevant jurisdiction in relation to any person means a jurisdiction in which that person is resident, domiciled, incorporated (in the case of corporate entities) or has citizenship (in the case of natural persons), or has a branch or place of business, or is in some other way connected;

(vi)	tax shall be construed so as to include any tax, fund, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying of the same);

(vii)	a provision of law or regulation is a reference to that provision as amended or re-enacted;

(viii)	a Clause or Schedule is a reference to a clause in or schedule to this Agreement respectively;

(ix)	a person includes its successors, permitted transferees and assigns;

(x)	the singular shall include the plural and vice versa; and

(xi)	a document is a reference to that document as amended.

(b)	The word including is to be construed as being by way of illustration or emphasis only and is not to be construed as, nor shall it take effect as, limiting the generality of any foregoing words.

(c)	Headings do not affect the interpretation of this Agreement.

2	Sale and Purchase

2.1	With effect from Completion, the Seller shall sell, and the Purchaser, acting as administrative agent on behalf of the PIPE Subscribers, shall purchase, the Sale Tokens, free from all claims, encumbrances, equities, and encumbrances, other than as set forth in Clauses 7.2, 7.3, 7.4 and 7.5 herein, together with all rights attached or accruing thereto. The sale and purchase of the Sale Tokens shall be on the terms of this Agreement.

3	Consideration

3.1	The consideration for the sale of the Sale Tokens, pursuant to this Agreement, shall be the payment by the Purchaser to the Seller of the Consideration, the amount and form of which shall be as specified in Schedule 1, which shall be payable in full on Completion.

4	Completion

4.1	Completion shall take place remotely, within two (2) calendar days of the date hereof, via the exchange of documents and signatures, or in such other manner, time, and place as the Parties may agree in writing.

4.2	At Completion:

(a)	the Purchaser shall deliver the Consideration to the Seller to the Seller Bank Account or in USDC or USDT to the Seller Wallet Addresses; and

(b)	subject to delivery in full by the Purchaser of the Consideration, the Seller shall deliver the Sale Tokens to the Custodial Account Wallet Address (which may be via third-party smart contract based administration), subject to release based on the restrictions described in section 7 herein.

5	Representations and Warranties

5.1	Each Party to this Agreement represents and warrants to the other Party, and agrees that it has represented and warranted to the other Party to induce them to enter into this Agreement, that:

(a)	it has full legal power, capacity, and authorisation to enter into and to exercise its rights and perform its obligations under, and has taken all necessary action to authorise and obtain the entry into, performance and delivery of this Agreement;

(b)	the obligations expressed to be assumed by it under this Agreement are its legal, valid, and binding obligations enforceable in accordance with their terms;

(c)	in any proceedings taken in a relevant jurisdiction of such Party, the choice of the laws of the British Virgin Islands as governing law of this Agreement and any judgment obtained in the British Virgin Islands will be recognised and enforced;

(d)	this Agreement is not subject to any registration or filing requirements, or any stamp duty or similar documentary tax in any relevant jurisdiction;

(e)	it has not taken any corporate action and no other steps have been taken or legal proceedings been started or (to the best of such Party’s knowledge and belief) threatened against it for its winding-up, bankruptcy, dissolution, or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee, or similar officer of it or any or all of its assets; and

(f)	in respect of Seller, it is entering into this Agreement as principal and solely for its own account, and not as the agent, trustee, or partner of any other person; in respect of Purchaser, it is acting as administrative agent on behalf of the PIPE Subscribers.

5.2	Each Party acknowledges and agrees that each other Party has entered into this Agreement based on the representations made in this Clause 5.

5.3	The Seller makes no representation or warranty as to the regulatory status of the Tokens in any jurisdiction, and the Purchaser acknowledges that the Seller is not registered with or licensed by the BVI Financial Services Commission, or any other Governmental Authority in the British Virgin Islands, or elsewhere, under any virtual asset service provider or securities law regime.

5.4	No governmental authority has passed on or made any recommendation or endorsement of this Agreement or the Tokens or the fairness or suitability of this investment, nor has any governmental authority passed upon or endorsed the merits of the offering.

5.5	The Seller and its affiliates are not subject to supervision or regulation by any governmental or regulatory authority in the British Virgin Islands, or elsewhere.

5.6	The Parties are validly existing and in good standing under the laws of their respective jurisdiction of incorporation, organization or formation.

5.7	The execution, delivery and performance of this Agreement will not result in (a) any violation of, be in conflict with or constitute a material default under, with or without the passage of time or the giving of notice of, (i) any provision of either Party’s organizational documents, if applicable; (ii) any provision of any judgment, decree or order to which either Party is subject to or by which it is bound, or to which any of its assets are subject; (iii) any agreement, obligation, duty or commitment to which either Party is subject to or by which it is bound; or (iv) any laws, statutes, ordinances, rules, regulations, judgments, injunctions, administrative interpretations, orders and decrees of any Governmental Authority, including amendments thereto; or (b) the creation of any lien, charge or encumbrance upon any assets of either Party.

6	Purchaser Covenants AND WARRANTIES

6.1	The Purchaser represents and warrants that it is eligible under all applicable laws to purchase the Sale Tokens pursuant to this Agreement, and that it has satisfied and is in full observance of all such laws.

6.2	The Purchaser is not a citizen of, nor a natural or legal person having habitual residence, location, or seat of incorporation in, any jurisdiction or territory in which it is unlawful to receive the Sale Tokens or to transfer the purchase price to the Seller.

6.3	The Purchaser is not a citizen of, nor a natural or legal person having habitual residence, location, or seat of incorporation in, any country or territory where transactions with digital tokens are prohibited or in any manner restricted by applicable laws, or will become so prohibited or restricted at any time after this Agreement becomes effective.

6.4	The Purchaser has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the purchase and ownership of the Sale Tokens.

6.5	The funds, including any fiat, virtual currency, or cryptocurrency, used to purchase the Sale Tokens are not derived from or related to any unlawful activities, including but not limited to money laundering or terrorist financing, and the Purchaser will not use the Sale Tokens to finance, engage in, or otherwise support any unlawful activities.

6.6	All payments by the Purchaser under this Agreement will be made only in the Purchaser’s name, in its capacity as administrative agent on behalf of the PIPE Subscribers, from a digital wallet or bank account not located in a country or territory that has been designated as a “non-cooperative country or territory” by the Financial Action Task Force, and is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act.

6.7	To the extent required by applicable law, the Purchaser complies with all anti-money laundering and counterterrorism financing requirements.

6.8	Neither the Purchaser, nor any person having a direct or indirect beneficial interest in the Purchaser or the Sale Tokens being acquired by the Purchaser, or any person for whom the Purchaser is acting as agent or nominee in connection with the Sale Tokens, is the subject of sanctions administered or enforced by any country or government, or is organized or resident in a country or territory that is the subject of country-wide or territory-wide sanctions.

6.9	The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Sale Tokens and is able to bear these risks, including the risk of a complete loss of the purchase price.

6.10	The Purchaser has had an opportunity to discuss the Seller’s business, management, financial affairs, and the terms and conditions of the offering of the Sale Tokens with the Seller’s management. In addition, the Purchaser is aware of the status of the Protocol and Tokens and has acquired sufficient information about the Protocol and Tokens from publicly available information to reach an informed and knowledgeable decision to acquire the Sale Tokens.

6.11	The Purchaser is fully aware of:

(a)	the highly speculative nature of the Tokens;

(b)	the financial hazards involved; and

(c)	the tax consequences of purchasing the Sale Tokens and any future acquisition, ownership, use, sale or other disposition of Tokens, including the Sale Tokens, held by the Purchaser.

6.12	The Purchaser has a preexisting personal or business relationship with the Seller of a nature and duration sufficient to make the Purchaser aware of the character and general business and financial circumstances of the Seller. By reason of the Purchaser’s business or financial experience, the Purchaser is capable of evaluating the merits and risks of this transaction, has the ability to protect the Purchaser’s own interests in this transaction and is financially capable of bearing a total loss of the purchase price for the Sale Tokens.

6.13	The Purchaser has sufficient understanding of the functionality, usage, storage, transmission mechanisms, and other material characteristics of cryptographic tokens, token wallets, and other token storage mechanisms, public and private key management, blockchain technology, and blockchain-based software systems to understand the terms of this instrument. The Purchaser understands, acknowledges, and agrees that such knowledge allows the Purchaser to appreciate the implications and risks of acquiring the Sale Tokens herein. The Purchaser will at all times maintain control of the Purchaser’s (current or future) wallet private key where any Tokens are stored. Further, the Purchaser has sufficient technical understanding of distributed ledger-based tokens, distributed ledger-based protocols, smart contracts, distributed networks, crypto asset storage mechanisms, and distributed ledger and blockchain technology in general to understand the terms of this Agreement and to appreciate the risks and implications of purchasing the Sale Tokens.

6.14	The Purchaser understands that the purchase of the Sale Tokens involves significant risks, all of which the Purchaser fully and completely assumes, including, but not limited to, the risk that (i) the technology associated with the Protocol will not function as intended; (ii) the Protocol will fail to attract sufficient interest from key stakeholders; and (iii) the Seller and/or the Protocol may be subject to investigation and punitive actions from governmental authorities.

6.15	At no time was the Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television, or other form of general advertising or solicitation in connection with the offer, sale, and purchase of Tokens.

6.16	The Purchaser is able to incur a complete loss of the purchase price of the Sale Tokens without impairing its financial condition and is able to bear the economic risk of holding the purchased Sale Tokens for an indefinite period of time.

6.17	The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

6.18	The Purchaser acknowledges that the Sale Tokens have not been registered under the Securities Act of 1933, as amended, and represents that they are being acquired to hold for the long term and not with a view to, or in connection with, the sale or distribution thereof, except as expressly permitted under this Agreement or the PIPE Subscription Agreements. Purchaser acknowledges that, if the Sale Tokens are deemed securities, a transfer may not be effected without an effective registration statement related thereto unless such registration is not required under the Securities Act of 1933, as amended.

6.19	The Purchaser has been advised that, to the extent applicable, SEC Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Sale Tokens and, in any event, to the extent applicable, requires that the Sale Tokens generally be held for a minimum of one year after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144. If Purchaser is an Affiliate of Seller, Purchaser understands that Rule 144 may indefinitely restrict transfer of the Sale Tokens so long as Purchaser remains an “Affiliate” of the Seller and certain information about the Seller is not publicly available.

7	Rights as the Owner of Tokens

7.1	The Purchaser is not entitled, as a holder of any Tokens, to vote or receive dividends or be deemed the holder of shares of the Seller or any of its affiliated entities for any purpose, nor will anything contained herein be construed to confer on any Party, as such, any of the rights of a shareholder of any entity or any right to vote for the election of board members or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to the Seller or corporate action or to receive notice of meetings, or to receive subscription rights or otherwise.

Restrictions on Sale Tokens

7.2	The Sale Tokens are subject to:

(a)	such restrictions on transferability as required by applicable laws;

(b)	restriction on Transfer during the Restricted Period; and

(c)	a 48 month contractual lock-up period during which the Purchaser may not transfer, sell, convey, or encumber (collectively, Transfer) the Sale Tokens (the Restricted Period).

(together, the Transfer Restrictions).

7.3	The Sale Tokens will unlock and be released from the Transfer Restrictions as follows (the Unlock Schedule):

(a)	25% of the Sale Tokens will unlock on the 12-month anniversary of Completion (the First Unlock Date), and

(b)	following the First Unlock Date, the remaining 75% of Sale Tokens will unlock in 36 equal monthly installments thereafter such that all Sale Tokens will be unlocked and released from the Transfer Restrictions on the 48-month anniversary of the Completion.

7.4	For the avoidance of doubt, once the Sale Tokens unlock in accordance with the Unlock Schedule, such unlocked Sale Tokens shall no longer be subject to any Transfer Restrictions other than those set forth in Clause 7.2, as applicable.

7.5	Notwithstanding anything herein to the contrary, the Purchaser may do any of the following with the Sale Tokens (including Sale Tokens that are subject to Transfer Restrictions):

(a)	transfer the Sale Tokens to any Affiliate or custodian of the Purchaser (including to another network or wallet address of the Purchaser or an Affiliate of the Purchaser);

(b)	stake the Sale Tokens in accordance with the Protocol consensus mechanism, if any, to secure the Protocol; and

(c)	participate in voting and other governance abilities associated with control of the Sale Tokens in accordance with the governance and other rules of the Protocol, to the extent compatible with the means of distribution of the Sale Tokens.

7.6	The foregoing restrictions shall in no event apply to any tokens acquired by the Purchaser on the open market; provided that all tokens obtained via staking or other protocol-wide programmatic mechanism with respect to the Sale Tokens will be subject to such restrictions retroactively applied as of the Effective Date.

8	Disclaimer

8.1	A Party shall not be liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement, including without limitation, sending the Sale Tokens to the other Party's wallet, or distributing the Sale Tokens, when and to the extent such failure or delay is caused by or results from acts beyond the affected Party’s reasonable control, including, without limitation:

(a)	acts of God;

(b)	flood, fire, earthquake, pandemics, or explosion;

(c)	war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, or other civil unrest;

(d)	changes to applicable law or regulations;

(e)	unavailability or inoperability of the underlying blockchain on which records relating to activity involving the Tokens are kept; and

(f)	action by any governmental authority.

8.2	The Seller makes no warranty whatsoever with respect to the Sale Tokens, including any:

(a)	warranty of merchantability;

(b)	warranty of fitness for a particular purpose;

(c)	warranty of title; or

(d)	warranty against infringement of intellectual property rights of a third party; whether arising by law, course of dealing, course of performance, usage of trade, or otherwise.

8.3	The Purchaser acknowledges and accepts the risks associated with virtual asset services and the purchase of Sale Tokens, including but not limited to the risk of loss of value, regulatory changes, operational risks, and the absence of any governmental or regulatory approval. The Purchaser further acknowledges that it has read and understood all risk disclosures provided by the Seller.

9	Compliance with Laws and Regulations

9.1	The issuance and transfer of the Sale Tokens will be subject to and conditioned upon compliance by the Seller and the Purchaser with all applicable laws and regulations and with all applicable requirements of any exchange on which the Tokens may be listed or quoted at the time of such issuance or transfer. Notwithstanding the foregoing, there is no guarantee that there will be any exchange or market available for the Tokens.

9.2	The Sale Tokens are not intended to be offered in any jurisdiction or under circumstances where not permitted under applicable law. Although the Sale Tokens are not intended to be securities, there is substantial uncertainty as to the application of securities laws to digital assets in the United States and other jurisdictions. Neither this Agreement nor the Sale Tokens have been registered with the SEC or any other governmental authority. Accordingly, if deemed securities, the Sale Tokens may not be offered or sold in the U.S. except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and, in any case, in accordance with all applicable laws.

10	Limitation of Liability & Release

10.1	To the fullest extent permitted by applicable laws:

(a)	in no event will the Seller be liable for any indirect, special, incidental, consequential, or exemplary loss of any kind (including, but not limited to, where related to loss of revenue, income or profits, loss of use or data, or damages for business interruption) arising out of or in any way related to the sale, purchase, or use of Tokens or otherwise related to this Agreement, regardless of the cause of action, whether based in contract, tort (including, but not limited to, simple negligence, whether active, passive, or imputed), or any other legal or equitable basis (even if any Party has been advised of the possibility of such losses and regardless of whether such losses were foreseeable); and

(b)	in no event will the aggregate liability of the Seller for direct loss, whether in contract, tort (including negligence, whether active, passive, or imputed), or other legal or equitable basis, arising out of or relating to this Agreement or the use of or inability to use Tokens, exceed the Consideration.

10.2	The Parties acknowledge and agree that this Clause 10 reflects a reasonable allocation of risk and that the Parties would not have entered into this Agreement without these liability limitations.

10.3	The limitations set forth in this Clause 10 will not limit or exclude liability for the fraud, intentional, or wilful misconduct of a Party.

10.4	To the fullest extent permitted by law (except in cases of fraud, intentional, or wilful misconduct), no Party shall be liable in any way or in any event in respect of any claim under this Agreement if such claim was not made in the period commencing from the date of Completion to the date falling twelve (12) months after Completion (such period being the Claim Period), other than in respect of a breach of confidentiality under Clause 14 whereby such Claim Period does not apply. Any claim which has been made before the expiry of the Claim Period shall, if it has not been previously satisfied in full, settled, or withdrawn, be deemed to have been withdrawn and shall become fully barred and unenforceable on the expiry of the period of twelve (12) months commencing from the date on which such claim was made, unless proceedings in respect thereof shall have been commenced against such other Party (and for this purpose proceedings shall not be deemed to have been commenced unless they shall have been issued and served upon the other Party).

10.5	For the avoidance of doubt, no Party shall be entitled to recover damages in respect of any claim (as the case may be) if, and to the extent that, such Party has already recovered damages in respect of the same fact or subject matter.

10.6	To the fullest extent permitted by applicable law, the Purchaser releases the Seller and its affiliates from responsibility, liability, claims, demands, and/or damages (actual and consequential) of every kind and nature, known and unknown (including, but not limited to, claims of negligence), arising out of or related to disputes between users of the Token and its associated network and Protocol and the acts or omissions of third parties (other than acts or omissions which are caused by the Seller’s fraud, intentional or wilful, misconduct).

10.7	The Purchaser expressly waives any rights the Purchaser may have under any statute or common law principles that would otherwise limit the coverage of this release to include only those claims of which the Purchaser has actual knowledge at the time of agreeing to this release. Notwithstanding the foregoing, this release shall not apply to or in any way limit any Purchaser’s ability to bring a claim against the Seller or its affiliates for:

(a)	breach of contract by the Seller or its affiliates of any agreement between a Purchaser and the Seller (or its affiliates), including, without limitation, this Agreement; or

(b)	the Seller’s breach of its warranties pursuant to this Agreement.

11	Miscellaneous

11.1	This Agreement (and any documents referred to in it) contains the whole agreement between the Parties relating to the transactions contemplated by this Agreement and supersedes all previous understandings and agreements between the Parties relating to these transactions. Each Party acknowledges that, in agreeing to enter into this Agreement, it has not relied on any representation, warranty, collateral contract, or other assurance (except those set out in this Agreement and any documents referred to in it) made by or on behalf of any other Party or any other person whatsoever before the execution of this Agreement. Each Party waives all rights and remedies which, but for this Clause, might otherwise be available to it in respect of any such representation, warranty, collateral contract, or other assurance, provided that nothing in this Clause shall limit or exclude any liability for wilful misconduct or fraud.

11.2	If a provision of this Agreement is or becomes illegal, invalid, or unenforceable in any jurisdiction, that shall not affect:

(a)	the validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b)	the validity or enforceability in other jurisdictions of that or any other provision of this Agreement.

11.3	No delay or omission on the part of any Party in exercising any right, power, or remedy provided by the law of any jurisdictions or under this Agreement shall:

(a)	impair such right, power, or remedy; or

(b)	operate as a waiver thereof.

11.4	No waiver of any right or rights arising under this Agreement shall be effective unless such waiver is in writing and signed by the Party or Parties whose rights are being waived.

11.5	This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

11.6	All payments to be made under this Agreement shall be made in cleared funds, without any deduction and free and clear of and without deduction for or on account of any taxes, levies, imports, duties, charges, fees, and withholdings of any nature now or hereafter imposed by any governmental, fiscal, or other authority save as required by law. If a Party is compelled to make any such deduction, it will pay to the receiving Party such additional amounts as are necessary to ensure receipt by the receiving Party of the full amount which that Party would have received but for the deduction.

11.7	If any payment or transfer of any property under this Agreement is capable of being avoided or otherwise set aside on the insolvency, liquidation, bankruptcy, or administration of any person (including any Party) or otherwise, then that amount shall not be considered to have been paid or property transferred for the purposes of this Agreement.

11.8	This Agreement may only be amended by an instrument in writing signed by each Party.

11.9	Time shall be of the essence in this Agreement.

11.10	This Agreement shall not be deemed to create any partnership, joint venture, agency, fiduciary, or employment relationship between the Parties. No Party holds itself out as the agent or partner of any other Party.

12	Assignability

12.1	No Party may assign, transfer, or dispose of its rights and/or obligations arising under, out of or in connection with this Agreement to any other person without the prior written consent of the other Party.

13	Notices

13.1	All notices or other communications under or in connection with this Agreement or a Transaction Document shall be given in writing and may be made by electronic mail. Any such notice will be deemed to be given as follows:

(a)	if by hand or by international courier, upon delivery; and

(b)	if by electronic mail, when sent.

13.2	All communications and notices provided or given in connection with this Agreement and any Transaction Document shall be:

(a)	in English; or

(b)	if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

13.3	Any notice may be served on the relevant Party at its registered office or such other physical or electronic address as the relevant Party shall give written notice of to each other Party.

14	DATA PROTECTION & Confidentiality

14.1	This Agreement and its existence are confidential. No Party may disclose this Agreement, the existence of this Agreement or its contents to any other person except:

(a)	as may be required by law;

(b)	in connection with any proceedings for the resolution of any dispute arising between the Parties under this Agreement; or

(c)	with the prior written consent of each other Party.

14.2	If any Party is required to disclose any information regarding this Agreement or its existence by law they shall notify each other Party in writing as soon as is reasonably possible after such disclosure has been made.

14.3	Each Party shall comply with all applicable data protection laws, including but not limited to the BVI Data Protection Act (as revised), in relation to the collection, processing, and transfer of personal data under this Agreement.

15	Costs and Expenses

15.1	Each Party shall be responsible for the payment of its own costs and expenses in connection with the preparation, execution, and carrying into effect of this Agreement.

16	Dispute Resolution

16.1	The courts of the British Virgin Islands shall have exclusive jurisdiction to settle any disputes in connection with this Agreement and accordingly the Parties irrevocably submit to the jurisdiction of the British Virgin Islands courts.

16.2	Each Party:

(a)	waives objection to the British Virgin Islands courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with this Agreement; and

(b)	agrees that a judgment or order of a British Virgin Islands court in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

17	Governing Law

17.1	This Agreement and the relationship between the Parties in relation to the subject matter of this Agreement shall be governed exclusively by British Virgin Islands law.

Schedule 1

Sale Tokens

Purchaser	Custodial Account Wallet Address	Sale Tokens	Total Consideration	Price per Token
StablecoinX Assets Inc., acting as administrative agent on behalf of the PIPE Subscribers Address: 4001 Kennett Pike, Suite 302 Wilmington, Delaware 19807 Email: Attention: Young Cho with copy to (not to constitute notice) to: Edelman Legal Advisory PLLC 400 Rella Blvd, Suite 165 Suffurn, New York 10901 Attn: Ari Edelman Email:	[***]	1,231,887,037.76	$259,386,134.67	$0.21056

EXECUTION PAGE

This Agreement has been entered into on the date first above written.

Seller

Executed for and on behalf of	)
ETHENA OPCO LTD	)	/s/ Marc Piano
by Ethena Foundation, its duly authorised director	)	Marc Piano (Director)

Purchaser

Executed for and on behalf of	)
STABLECOINX ASSETS INC., ACTING AS ADMINISTRATIVE AGENT ON BEHALF OF THE PIPE SUBSCRIBERS	)	/s/ Young Cho
by its duly authorised representative	)	Young Cho Chief Executive Officer